Exhibit 10.58

February 5, 2010

David Tsiang
New Leaf Brands
60 Dutch Hill Road
Suite 9
Orangeburg, NY

Re: One DeWolf Road, Old Tappan, New Jersey
2nd Floor Unit Approximately: 2,690 SF Office

Dear David:

Upon review of your offer I am pleased to present the following terms and conditions the Landlord will enter into a lease :

Term:	Three (3) Years
Occupancy:	March 15th, 2010
Lease Commencement:	April 15th, 2010
Rental Terms:	Year 1 $17.50 SF $3,922.91.00 / month Year 2 $18.00 SF $4,035.00 / month Year 3 $18.50 SF $4,147.08 / month
Total Lease Value:	$145,260.00
Base Year:	2010 (taxes,operating costs included in rent)
Tax Escalator (increase Including operating costs Over base year):	Appropriate percentage of any increase to be paid by Tenant.
Security Deposit:	Two Months' rent
Renewal Option:	Three (3) years at Fair Market Value
Sublease:	With written permission of Lessor, which shall not be Unreasonably withheld or delayed.

Insurance:	Fire and Liability contents: Tenant Building Fire and Storm: Landlord
Additional:	1. Unit to be taken as is, all electrical, heating and air conditioning To be in good working order. 2. Tenant shall have use of all existing furniture, telephone System and computers for a rental fee of one dollar per year. 3. Landlord shall be responsible to remove any documents and/or Personal items proprietary to previous tenant. 4. Tenant shall have the right if first refusal on any additional space In the building.
Landlord Work:	
Brokerage:	The parties to this offer acknowledge LB Commercial Realty LLC as the sole procuring Broker for this transaction. Lessor's acceptance of this offer and execution of a formal lease shall entitle LB Commercial Realty LLC to have earned a commission paid by Lessor (Landlord) per the separate agreement.
Attorney Approval:	This offer to lease is subject to the preparation of a formal Lease by Lessor, approval of said Lease by Lessee's attorney and execution of said Lease by both Lessee and Lessor.

Please indicate your acceptance of the enclosed terms and we will have an appropriate Lease prepared for your review shortly.

ACCEPTANCE:

LESSOR:

Sincerely,

Robert Calleo
Vice President

LESSEE:

Date 2/8/10

New Leaf Brands